SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    Southwest Gas Holdings, Inc.

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March 29, 2017

Companywide

Annual Report & Proxy Highlight 2016 Successes

Employee Shareholders’ Votes Especially Important This Year

We had a great 2016, made possible by each of you. Thank you for all of your hard work and dedication. It has been a year of many successes, including strong financial performance, the formation of a holding company and continued improvements in providing safe and reliable natural gas service to our customers. As 2017 unfolds, I’m excited about pursuing growth opportunities spurred on by a robust economy in the areas we serve, delivering on our commitment to operational excellence, and enhancing the customer experience. Our Annual Report, which you will be receiving in your mail shortly, highlights our recent successes and future opportunities. I encourage you to read it closely as it outlines what’s in store for 2017 and beyond.

As you read the accompanying Proxy Statement, you may notice mention of Scopia PX LLC (Scopia), who has notified the Company of its intent to nominate an individual as a director in opposition to the Board’s recommended nominees.

There is an established process for evaluating director nominees, which includes face-to-face meetings between Board members and nominated individuals. Following the conclusion of its process, the Board determined it would not support Scopia’s nominee.

Our current Board of Directors is composed of highly-qualified individuals with diverse business backgrounds who, on the basis of their knowledge, skills and experience, make valuable contributions to the overall conduct of the business. I’m honored to serve with such a high-caliber group that offers deep management, financial and operational experience in the industries that matter most to our business. Together, we have an excellent track record and the right skill set to continue to effectively oversee our business with sustained focus on our fundamental business strategies of operational excellence, strategic growth, and financial stewardship, all of which we believe will deliver long-term shareholder value.

Your vote will be especially important this year. After reviewing your proxy material, I encourage you to use the Company’s WHITE proxy card and vote “FOR” all ten of the Board’s recommended nominees. Further, I urge you not to sign any of Scopia’s proxy cards or voting instruction forms that you may receive.

Your hard work and our Board’s long-term strategic vision have made Southwest Gas one of the top gas distribution utilities in the country. Let’s continue our tradition of success in 2017 and beyond!

Thank you.

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Forward-Looking Statements

This document may contain statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. Forward-looking statements may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth and operations and the solicitation of votes for and results of the Annual Meeting are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. A number of important factors affecting the business and financial results of the Company and other factors outside the Company’s control could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, the impacts of construction activity at Centuri, future earnings trends, seasonal patterns, and the impacts of stock market volatility, as well as any actions by Scopia and other third parties with respect to the Annual Meeting and the risks discussed under Item 1A, “Risk Factors” of the Southwest Gas Corporation’s annual report on Form 10-K for the year ended December 31, 2016 and in Southwest Gas Holdings, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and in its press releases. The statements in this document are made as of the date of this document, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2017 Annual Meeting of Shareholders. Company shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully, in their entirety when they become available because they contain (or will contain) important information.

The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2017 Annual Meeting. Information about Company directors and executive officers is available in the Company’s definitive proxy statement for the 2017 Annual Meeting. Shareholders will be able to obtain a copy of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at Southwest Gas’ website at http://investors.swgasholdings.com or by contacting Southwest Gas Holdings Investor Relations at (702) 876-7237.

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